UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 3, 2018, Rex Energy Corporation (“Rex Energy” or the “Company”), and the subsidiary guarantors under the Term Loan Credit Agreement, dated as of April 28, 2017 (the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Angelo, Gordon Energy Servicer, LLC, as administrative agent and collateral agent (the “Agent”), and the lenders party thereto (the “Lenders”), entered into a forbearance agreement with the Agent and the requisite Lenders (the “Forbearance Agreement”).

Under the Forbearance Agreement, the Agent and the Lenders have agreed to forbear from exercising their rights and remedies under the Credit Agreement in respect of certain defaults and alleged defaults thereunder, which include a cross-default as a result of the Company’s failure to make an interest payment due on April 2, 2018 pursuant to the terms of the indenture governing the Company’s 1.0%/8.0% senior secured notes due 2020 (the “Senior Notes”) and certain financial reporting defaults by the Company under the Credit Agreement. Under the Forbearance Agreement, that forbearance will continue through April 16, 2018, unless certain specified circumstances cause an earlier termination of that forbearance (the “Forbearance Period”). Subject to the terms of the Forbearance Agreement, as a result of the existing defaults referred to above, the Agent and the Lenders have the right to exercise their rights and remedies under the Credit Agreement, including, but not limited to, the right to enforce their security interest in the Company’s and the subsidiary guarantors’ assets pledged as collateral to secure obligations under the Credit Agreement and to pursue collection from the Company and the subsidiary guarantors.

The Forbearance Agreement does not cure or waive the existing defaults. Further, the Forbearance Agreement does not prevent the Agent from accelerating the amounts owed under the Credit Agreement, but prevents the Agents from taking any enforcement actions with respect to any accelerated obligations during the Forbearance Period. Upon expiration or termination of the Forbearance Period for any reason, the Agent and the Lenders will be able to exercise all rights and remedies granted to them under the Credit Agreement.

The Company entered into the Forbearance Agreement to provide the Company with time to continue discussions with its lenders and other holders of its securities, including the Senior Notes, its preferred stock, and its common stock, regarding potential transactions, or to otherwise opportunistically consider strategic financing proposals that management believes may be beneficial to the Company and its stakeholders. There can be no assurance that the Company will reach any agreement with any stakeholders on a financial restructuring of the Company by the end of the Forbearance Period, if at all, or that the Forbearance Period will be extended.

The foregoing summary of the Forbearance Agreement is not complete and is qualified in its entirety by a copy of the Forbearance Agreement filed as Exhibit 99.1, which exhibit is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibits hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the goals, expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the SEC, and the Company strongly encourages readers to review and understand those risks. The Company does not assume or undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 8.01. Other Events.

On April 2, 2018, Rex Energy did not make the semiannual payment of interest due in respect of its Senior Notes. If Rex Energy fails to make such interest payment within the 30 day grace period, the Senior Notes will be subject to acceleration.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

99.1	Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: April 3, 2018	By:	/s/ Curtis J. Walker
Name: Curtis J. Walker
Title: Chief Financial Officer